UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2009

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 31, 2009, the Company and Doug Ridley entered into a Separation Agreement, pursuant to which the Company and Mr. Ridley agreed to terminate Mr. Ridley’s Employment Agreement, dated May 2, 2008; provided, however, the terms of the Employment Agreement regarding protection of trade secrets, non-solicitation, and related provisions survive termination of the Employment Agreement for a period of one year from August 3, 2009. The Company currently does not intend to fill the position of President of the Company.  While no assurances can be given, the Company and Mr. Ridley are currently negotiating terms and conditions pursuant to which Mr. Ridley may join the Company as a distributor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: August 5, 2009	XELR8 HOLDINGS, INC.
By: /s/ Daniel W. Rumsey Daniel W. Rumsey Interim Chief Executive Officer